                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12



                           Maxus Energy Corporation
               (Name of Registrant as Specified in its Charter)


                           Maxus Energy Corporation
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                     MAXUS

NOTICE OF ANNUAL MEETING

  The Annual Meeting of Stockholders of the Corporation will be held at the Plaza of the Americas Hotel, 650 North Pearl Street, Dallas, Texas, on Wednesday, May 11, 1994 at 10:00 a.m., Dallas Time. The list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder during ordinary business hours for a period of ten days prior to the meeting at the Corporation's offices located at 717 North Harwood Street, Dallas, Texas. Such list will also be produced at the time and place of the meeting and be kept open during the meeting for the inspection by any stockholder who may be present. The purposes for which the meeting is to be held are as follows:

    1. To elect four directors to serve for three-year terms expiring in 1997;

    2. To ratify the appointment of Price Waterhouse as independent accountants for 1994;

    3. To act upon a stockholder proposal requesting that the Corporation prepare a report regarding the CERES Principles;

    4. To transact such other business as may properly come before the Annual Meeting.

  Holders of record of the Corporation's Common Stock and $4.00 Cumulative Convertible Preferred Stock at the close of business on March 14, 1994 are entitled to notice of and to vote at the Annual Meeting.

March 22, 1994

BY ORDER OF THE BOARD OF DIRECTORS

H. R. SMITH
Secretary

MAXUS ENERGY CORPORATION
717 North Harwood Street, Dallas, Texas 75201
Telephone: 214/953-2000

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE ANNUAL MEETING, MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE CORPORATION. STOCKHOLDERS WHOSE SHARES ARE HELD IN STREET NAME MUST PRESENT A LETTER FROM THEIR BROKERS OR NOMINEES OR BRING COPIES OF ACCOUNT STATEMENTS VERIFYING THEIR OWNERSHIP OF THE CORPORATION'S VOTING STOCK AT THE CLOSE OF BUSINESS ON MARCH 14, 1994.

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
INTRODUCTION

  The Board of Directors of Maxus Energy Corporation (the "Corporation") is soliciting proxies to be voted at the Annual Meeting of Stockholders to be held in Dallas, Texas on May 11, 1994 and at any adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about March 22, 1994 in connection with this solicitation.

VOTING

  This proxy solicitation is intended to afford holders of the Common Stock, $1.00 par value (the "Common Stock") and holders of the $4.00 Cumulative Convertible Preferred Stock (the "$4.00 Preferred Stock") of the Corporation ("stockholders") the opportunity to vote on the election of directors nominated by the Corporation's Board of Directors (the "Board"), on certain other matters described in this Proxy Statement and in respect of such other matters, if any, as may properly come before the Annual Meeting.

  At the close of business on March 14, 1994, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Corporation had outstanding 134,372,471 shares of Common Stock and 4,358,658 shares of $4.00 Preferred Stock, each share of which is entitled to one vote at the Annual Meeting. A majority of such outstanding shares of Common Stock and $4.00 Preferred Stock is necessary to provide a quorum at the Annual Meeting.

  Each proxy provides space for a stockholder to withhold voting for any or all of the Board's nominees or to abstain from voting for any proposal if the stockholder chooses to do so. Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. Under the By-Laws of the Corporation (the "By-Laws") and Delaware law, for purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

  Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Corporation prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Annual Meeting. Where a stockholder's proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted for the Board's nominees for director identified herein, for ratification of the appointment of the Corporation's independent accountants and against the approval of the stockholder proposal requesting that the Corporation prepare a report regarding the CERES Principles.

ITEM 1--ELECTION OF DIRECTORS

  Except for any director elected by the holders of the Corporation's $9.75 Cumulative Convertible Preferred Stock (the "$9.75 Preferred Stock") as hereinafter described, the By-Laws provide that the directors be classified into three classes. The directors of each class serve for terms of three years and until their successors are elected and qualified.

  Upon election of directors at the 1994 Annual Meeting, Darrell L. Black, whose current term expires at the Annual Meeting, will retire as a director of the Corporation pursuant to the Board's retirement policy that a director shall not be nominated or stand for reelection to the Board after age 70.

  George L. Jackson, John T. Kimbell, Richard W. Murphy and Jose Maria Perez Arteta have been nominated for election at the 1994 Annual Meeting of Stockholders to the class of directors whose terms expire at the 1997 Annual Meeting. Information regarding the nominees and the other directors of the Corporation whose terms expire after the 1994 Annual Meeting is provided herein. The persons named in

PROXY STATEMENT
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
the proxy will vote for these nominees except where authority has been withheld as to a particular nominee or as to all nominees. Other than Dr.
Perez, each of such nominees is presently serving as a director and has served as a director of the Corporation or its predecessor for the period indicated in his biography. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons named therein for any substitute designated by the Board.

  As the holder of all of the outstanding shares of the $9.75 Preferred Stock, The Prudential Insurance Company of America ("Prudential") is entitled to elect one director separately from any of the Corporation's three classes of directors. Prudential has notified the Corporation that it intends at the Annual Meeting to elect R. A. Walker to the Board. Information regarding Mr. Walker is provided following the information provided herein regarding the directors whose terms expire after the 1994 Annual Meeting. Holders of Common Stock or $4.00 Preferred Stock are not, as such, entitled to vote on the election of Mr. Walker. The holder of $9.75 Preferred Stock is not, as such, entitled to vote on any other matter to come before the Annual Meeting. The Corporation is not required to solicit, and is not by this Proxy Statement soliciting, a proxy from the holder of the $9.75 Preferred Stock.
Nominees for Election at Annual Meeting:


                   George L. Jackson


George L. Jackson: 65, oilfield service consultant, Kerrville, Texas. B.S., Southern Methodist University. Mr. Jackson has been a director of the Corpora-tion since 1987 and is a nominee for election to the class of directors whose terms expire in 1997.

Committees: Compensation Committee and Board Organization Committee.



                   John T. Kimbell


John T. Kimbell: 68, president, John Kimbell Associates, Boston, Massachu-setts, business consulting firm. B.S., University of Southern California. Mr. Kimbell has been a director of the Corporation since 1974 and is a nominee for election to the class of directors whose terms expire in 1997.

Committees: Executive Committee and Audit Review Committee.

PROXY STATEMENT
- -------------------------------------------------------------------------------
Nominees for Election at Annual Meeting (continued):
- -------------------------------------------------------------------------------


                   Richard W. Murphy


Richard W. Murphy: 64, Senior Fellow for the Middle East, Council on Foreign Relations, New York City, New York; consultant, Kissinger Associates, New York City, New York; and member, Board of Advisors, Naval War College. Chairman, Chatham House Foundation (U.S.); Chairman, Middle East Institute. From 1955 to 1989, United States Department of State, last serving as Assistant Secretary of State for Near Eastern and South Asian Affairs, with the rank of Career Am-bassador. B.A., Harvard University; A.B., Emmanuel College, Cambridge Univer-sity; Doctor of Law (Hon.), New England College and Baltimore Hebrew Universi-ty. Mr. Murphy has been a director of the Corporation since 1990 and is a nom-inee for election to the class of directors whose terms expire in 1997.

Committees: Compensation Committee.


                   Jose Maria Perez Arteta


Jose Maria Perez Arteta: 59, partner in the law firm of Perez, Bustamante y Perez, Quito, Ecuador. Master of Laws, Southern Methodist University. Attended the Ecole National d'Administration, Paris, France. License in Public and So-cial Sciences and Doctor at Law, Catholic University of Quito. From 1960 to 1969, Professor of Economic Law and Development at Catholic University. From 1961 to 1963, Head, Legal Department, Ministry of Public Works. Member, Quito Bar Association and International Bar Association. Dr. Perez is a nominee for election to the class of directors whose terms expire in 1997.

Committees: Not Applicable.

PROXY STATEMENT
- -------------------------------------------------------------------------------
Present Directors Whose Terms Continue After Annual Meeting:
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                   J. David Barnes


J. David Barnes: 64, chairman emeritus of Mellon Bank Corporation and Mellon Bank, N.A., Pittsburgh, Pennsylvania. B.A., Allegheny College; LL.B., Harvard Law School. Mr. Barnes has been a director of the Corporation since 1971 and his current term will expire in 1996.

Committees: Compensation Committee and Board Organization Committee.

                   Charles L. Blackburn


Charles L. Blackburn: 66, chairman, president and chief executive officer of the Corporation. Director of Lone Star Technologies, Inc. and Landmark Graph-ics Corporation. B.S., University of Oklahoma. Member of the Society of Petro-leum Engineers, the American Association of Petroleum Geologists, and the Ex-ecutive and Budget Committees of the Mid-Continent Oil and Gas Association. Mr. Blackburn has been a director of the Corporation since 1986 and his cur-rent term will expire in 1996.

Committees: Executive Committee and Board Organization Committee.

                   B. Clark Burchfiel


B. Clark Burchfiel: 59, Schlumberger Professor of Geology, Massachusetts In-stitute of Technology. B.S. and M.S., Stanford University; Ph.D., Yale Univer-sity. Member of the National Academy of Sciences and the American Association of Petroleum Geologists. Fellow of the American Academy of Arts and Sciences, the Geological Society of America and the American Geophysical Union. Dr. Burchfiel has been a director of the Corporation since 1989 and his current term will expire in 1995.

Committees: Compensation Committee.

                   Bruce B. Dice


Bruce B. Dice: 67, oil and gas consultant and president of Dice Exploration Company, Inc., Houston, Texas, engaged in the business of oil and gas consult-ing. Former president of Transco Exploration Company, Houston, Texas. B.S., University of Michigan; M.S., Michigan State University. Mr. Dice has been a director of the Corporation since 1987 and his current term will expire in 1995.

Committees: Audit Review Committee and Board Organization Committee.

PROXY STATEMENT
- -------------------------------------------------------------------------------
Present Directors Whose Terms Continue After Annual Meeting (continued):
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                   Michael C. Forrest


Michael C. Forrest: 60, vice chairman and chief operating officer of the Cor-poration. Prior to joining the Corporation in 1992, with Shell U.S.A. for more than five years, last serving as president of its subsidiary, Pecten Interna-tional Company. B.S., St. Louis University. Member of the Society of Explora-tion Geophysicists, American Association of Petroleum Geologists, Society of Petroleum Engineers, Association of International Petroleum Negotiators. Di-rector of Amigos de Las Americas, Board of Trustees of Institute of Earth and Man at Southern Methodist University. Mr. Forrest has been a director of the Corporation since 1992 and his current term will expire in 1996.

Committees: Executive Committee

                   Charles W. Hall


Charles W. Hall: 63, senior partner in the law firm of Fulbright & Jaworski, Houston, Texas. B.A., University of the South; J.D. and LL.M., Southern Meth-odist University. Director of Texas Medical Center and Friedman Industries, Inc., Houston; trustee of Southwestern Legal Foundation, M.D. Anderson Founda-tion, Southwest Research Institute, Sarah Campbell Blaffer Foundation and In-stitute of Religion. Mr. Hall has been a director of the Corporation since 1991 and his current term will expire in 1995.

Committees: Compensation Committee and Board Organization Committee.

                   Raymond A. Hay


Raymond A. Hay: 65, chairman of Aberdeen Associates, investments; former chief executive officer of The LTV Corporation, Dallas, Texas, engaged in the steel, aerospace, defense and energy business. B.S. (Economics), Long Island Univer-sity. Director of National Medical Enterprises, Inc. Mr. Hay has been a direc-tor of the Corporation since 1979 and his current term will expire in 1995.

Committees: Audit Review Committee.


                   W. Thomas York


W. Thomas York: 60, former chairman of the board and chief executive officer of AMF Incorporated, White Plains, New York, manufacturer of leisure and in-dustrial products. B.S. and M.B.A., University of North Carolina. Mr. York has been a director of the Corporation since 1978 and his current term will expire in 1996.

Committees: Audit Review Committee.

PROXY STATEMENT
- --------------------------------------------------------------------------------
Director Proposed By Prudential:
- --------------------------------------------------------------------------------

                   R. A. Walker


R. A. Walker: 37, Managing Director, Prudential Capital Group and Vice Presi-dent, The Prudential Insurance Company of America. B.S.B.A. and M.B.A., Univer-sity of Tulsa. Mr. Walker has held similar positions with Prudential Capital Group for the past five years. He is being nominated to the Board by Prudential pursuant to the terms of the $9.75 Preferred Stock.

Committees: Not Applicable.

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
BOARD AND COMMITTEE MEETINGS; COMMITTEES OF THE BOARD

  The Board held a total of six meetings in 1993. The percentage of meetings attended by each director out of the total number of meetings of the Board and of committees of the Board on which such director served exceeded 75%, except in the cases of Dr. Burchfiel and Mr. Murphy, both of whom attended approximately 67% of such meetings.

  The Board has established four committees to assist in the discharge of its responsibilities. The committee membership of each director is included with his biography.

  Executive Committee. The Executive Committee may exercise many of the powers of the Board in the management of the business and affairs of the Corporation in the intervals between meetings of the Board. Although the Committee has very broad powers, in practice it meets only when it would be impractical to call a meeting of the Board. This Committee did not meet in 1993.

  Audit Review Committee. The Audit Review Committee reviews the professional services provided by the Corporation's independent accountants and the independence of such accountants from management of the Corporation. This Committee also reviews the scope of the audit coverage, the annual financial statements of the Corporation and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Corporation as it may find appropriate or as have been brought to its attention. This Committee met six times in 1993.

  Compensation Committee. The Compensation Committee reviews and approves executive salaries and administers bonus, stock option and incentive compensation plans of the Corporation. This Committee advises and consults with management regarding significant employee benefit policies and practices and significant compensation policies and practices of the Corporation. This Committee met six times in 1993.

  Board Organization Committee. The Board Organization Committee considers and recommends criteria for the selection of nominees for election as directors and selects for presentation to the Board recommended candidates for director. This Committee also considers on a continuing basis the composition, structure and functioning of the Board and its committees, reviews succession plans for the Chairman and Chief Executive Officer of the Corporation and considers nominations for corporate officer positions. This Committee met two times in 1993.

  The By-Laws provide that nominations of candidates for director will be made by the Board or a committee appointed by the Board or by any stockholder entitled to vote in the election of directors generally. The By-Laws require that stockholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of the Corporation not later than 80 days in advance of the meeting of stockholders; provided, however, in the event the date of the meeting is not publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. The By-Laws further require that the notice set forth certain information concerning such stockholder and his nominees, including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements.

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
DIRECTOR COMPENSATION

  Directors who are not employees of the Corporation receive an annual retainer of $20,000 and a fee of $1,000 for each Board meeting attended and for Board committee meetings attended on days other than those on which the Board meets. Under a deferred compensation plan, such amounts may be deferred in whole or in part at the election of the director. Compensation so deferred may be denominated in dollars or in shares of Common Stock determined by reference to the market price on the business day immediately preceding the date of credit. Share-denominated accounts will be credited with dividends, if any, and dollar amounts will bear interest at a rate indexed to an investment fund selected from time to time by the plan's administrator. The annual rate of such interest accruals for 1994 is 5.34%. The non-employee directors also participate in the 1992 Director Stock Option Plan (the "1992 Director Plan"). Under the 1992 Director Plan, non-employee directors receive grants of options to purchase 10,000 shares of Common Stock each when first elected and when re-elected as a director. Such options generally are not exercisable for 6 months, are for a 10-year term, have an exercise price equal to the closing market price on the day preceding the grant date and are not transferable except by will or the laws of descent and distribution. The directors may participate in the Corporation's health insurance program available to all employees.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

  The Corporation has business transactions and relationships in the ordinary course of business with unaffiliated corporations and institutions of which certain of its directors, executive officers and substantial stockholders are affiliated, including the transactions discussed below. All such transactions are conducted on an arm's length basis.

  Prudential is the record or beneficial owner of more than 5% of one or more of the classes of the Corporation's voting securities. Mr. Walker, an officer of Prudential, has been nominated for election as a director of the Corporation by Prudential as holder of all of the $9.75 Preferred Stock and pursuant to the terms thereof. During 1993, the Corporation offered its employees the opportunity to participate in medical programs administered by Prudential. In addition, during such year, Prudential provided services and coverages relating to pension and life insurance plans for retired employees of Gateway Coal Company, a partnership owned by the Corporation. Further in 1993, Prudential provided the Corporation certain software-related services. The Corporation has paid or will pay Prudential approximately $376,000 for these services. The Corporation and Prudential have agreed that Prudential will continue to perform such services during 1994 and anticipate that the fees for the year will be somewhat higher.

  In 1993, the Corporation paid approximately $245,000 to the law firm of Perez, Bustamante y Perez for legal services rendered in connection with various matters. Dr. Perez, nominee for election as director of the Corporation, is a partner in Perez, Bustamante y Perez. It is expected that this law firm will continue to provide legal services to the Corporation in 1994.

  Mr. Blackburn is a director of Landmark Graphics Corporation ("Landmark"), a supplier of geoscience software applications, systems and services for oil and gas exploration. In 1993, the Corporation paid approximately $603,000 to Landmark for computer software and hardware and related services. Landmark is expected to continue to render similar services to the Corporation in 1994, but at a lesser level than during 1993.

PROXY STATEMENT
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- --------------------------------------------------------------------------------

EXECUTIVE OFFICER COMPENSATION

  The following tables set forth compensation awarded to, earned by or paid to the executive officers named below in 1991, 1992 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                      Long Term Compensation
                               Annual Compensation            Awards
                               --------------------  -------------------------
                                                                    Securities
                                                       Restricted   Underlying     All
        Name and                                         Stock       Options/     Other
   Principal Position     Year Salary($)  Bonus($)   Award(s)($)(1)  SARs(#)   Compensation
   ------------------     ---- ---------- ---------  -------------- ---------- ------------
C. L. Blackburn.........  1993    512,496   100,000           0(2)         0      30,750(6)
 Chairman, President and  1992    482,496   500,000           0       65,600      28,950(6)
 Chief Executive Officer  1991    452,496   245,000     427,860            0         N/A
M. C. Forrest...........  1993    298,020    75,000           0            0      17,881(6)
 Vice Chairman and Chief  1992    213,345    85,000           0       50,000      91,508(7)
 Operating Officer        1991        N/A       N/A         N/A          N/A         N/A
S. G. Crowell...........  1993    222,669    60,000           0(3)         0      13,360(6)
 Sr. Vice President       1992    212,547    95,000           0       20,400      12,753(6)
                          1991    198,798    85,000     140,850            0         N/A
N. D. Rietman...........  1993    209,097    55,000           0(4)         0      12,546(6)
 Sr. Vice President       1992    197,499   100,000           0       20,400      11,850(6)
                          1991    183,750    85,000     112,680            0         N/A
M. A. Schuepbach........  1993    212,709    45,000           0(5)         0      12,763(6)
 Sr. Vice President       1992    202,587    95,000           0       20,400      12,155(6)
                          1991    188,838    90,000     140,850            0         N/A

- --------
(1) All restricted stock reported vests over a four-year period from the original grant date as follows: 20% of the original award vests on each of the 1st, 2nd and 3rd anniversaries of the grant date and the remaining 40% vests on the 4th anniversary. The grantees are entitled to receive dividends, if any, paid with respect to said restricted stock; however, the Company currently pays no dividend on its Common Stock.

(2) As of 12/31/93, Mr. Blackburn owned 28,524 shares of restricted stock having an aggregate market value of $156,882.

(3) As of 12/31/93, Mr. Crowell owned 9,390 shares of restricted stock having an aggregate market value of $51,645.

(4) As of 12/31/93, Mr. Rietman owned 7,512 shares of restricted stock having aggregate market value of $41,316.

(5) As of 12/31/93, Mr. Schuepbach owned 9,390 shares of restricted stock having an aggregate market value of $51,645.

(6) These payments represent the Corporation's matching contributions to the qualified and non-qualified saving plans accounts of the named executive officers.

(7) $81,708 of the amount shown for Mr. Forrest in the "All Other Compensation" column for 1992 are associated with his relocation from Houston to Dallas upon his initial employment. The remainder, $9,800, represents the Corporation's matching contribution to the qualified and non-qualified saving plans accounts of Mr. Forrest for that year.

PROXY STATEMENT
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- --------------------------------------------------------------------------------
 AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUES

                                                      Number of
                                                     Securities         Value of
                                                     Underlying        Unexercised
                                                     Unexercised      in-the-Money
                                                     Option/SARs      Options/SARs
                      Shares                        at FY-End(#)      at FY-End($)
                    Acquired on        Value        Exercisable/      Exercisable/
      Name          Exercise(#)     Realized($)     Unexercisable     Unexercisable
      ----          -----------     -----------     -------------     -------------
C. L. BLACKBURN           0             N/A           271,933/0            0/0
M. C. FORREST             0             N/A            50,000/0            0/0
S. G. CROWELL             0             N/A            85,214/0            0/0
N. D. RIETMAN             0             N/A           103,843/0            0/0
M. A. SCHUEPBACH          0             N/A            58,400/0            0/0

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                                 Performance
                                    Number of                                     or Other
                                  Shares, Units                                 Period Until
                                    or Other                                    Maturation or
      Name                          Rights(#)                                      Payout
      ----                        -------------                                 -------------
C. L. BLACKBURN                      83,750*                                      3 Years*
M. C. FORREST                        50,250*                                      3 Years*
S. G. CROWELL                        27,640*                                      3 Years*
N. D. RIETMAN                        27,640*                                      3 Years*
M. A. SCHUEPBACH                     27,640*                                      3 Years*

- --------
* The named executive officers were granted the stated number of performance units on May 1, 1993 under the Corporation's 1992 Long-Term Incentive Plan. These performance units will vest, if at all, on May 1, 1996. A performance unit may entitle the grantee to the value of a share of Common Stock contingent upon the performance of the Corporation compared to a selected group of peer companies. The performance comparison is based on total shareholder return over a three year period. Total shareholder return is calculated based on the difference between an average price of a share of Common Stock during the three calendar months immediately preceding the grant date and an average price for a share of Common Stock during the three calendar months immediately preceding the vesting date, and is adjusted for dividends. The total shareholder returns for the Corporation and the selected group of peer companies is then ranked to determine the quartile performance of the Common Stock. If the Corporation's shareholder return is in the lowest or fourth quartile (0-25%) of peer performance, the performance unit expires with no value. If the Corporation's shareholder return ranks in the third quartile (26%-50%) of peer performance, a performance unit vests with a value equal the value of one-half ( 1/2) share of Common Stock as of the vesting date. If the Corporation's shareholder return ranks in the second quartile (51%-75%) of peer performance, a performance unit vests with a value equal to the value of one (1) share of Common Stock as of the vesting date. If the Corporation's shareholder return ranks in the highest or first quartile (76%- 100%) of peer performance, a performance unit vests with a value equal to the value of one and one-half (1 1/2) shares of Common Stock as of the vesting date. The calculated value of performance units will be paid to the grantee 70% in Common Stock and 30% in cash.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  Change in Control Agreements. The Corporation has entered into agreements with Mr. Blackburn and each of the other named executive officers which were binding upon execution but become operative only upon the occurrence of a change in control of the Corporation as defined therein.

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  Under these agreements, in the event of a change in control the executive officer will be entitled to continue in the employ of the Corporation until the earlier of the expiration of the third anniversary of the occurrence of a change in control or the executive's death at an annual base salary of not less than the rate in effect upon the occurrence of a change in control plus an incentive award of not less than the highest such award received by the executive for any year in the three calendar years immediately preceding the change in control. In the event the Corporation terminates the executive's employment during such term without cause, the executive will be entitled to receive as severance compensation a lump-sum payment equal to the present value of the cash compensation payable under the agreement in the absence of such termination, not to exceed 299% of his "base amount" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), without any reduction for subsequent earnings.

  Under these agreements, continuation of benefits under employee benefit plans of the Corporation is provided after termination during the remainder of the original term of employment. The agreements include provisions which limit the amounts payable under them in certain circumstances in which the net after-tax amount received by the officer would be reduced as a result of the applicability of the 20% excise tax imposed in respect of certain change in control payments under the Code. The Corporation has assumed the obligation to pay certain fees and expenses of counsel incurred by the executive officers if legal action is required to enforce their rights under the agreements and has secured such obligation by obtaining a letter of credit issued by a commercial bank.

  Separation Pay Plan. Under the Separation Pay Plan, most employees (other than non-resident aliens), including Mr. Blackburn and the other named executive officers, are eligible for separation pay if their employment is terminated for any reason other than death, voluntary termination of employment, voluntary retirement or discharge for reasons of criminal activity, willful misconduct, gross negligence in the performance of duties or violation of Corporation policy. The payment to be received under the plan by a particular employee depends on his job classification and length of service and whether termination occurs after the elimination of the employee's position or a change in control of the Corporation (as defined in the plan). In the case of the named executive officers, the plan provides in most cases for separation pay in an amount equal to two-weeks' base pay for each year of service with the Corporation, plus three months' base pay, not to exceed a maximum of twelve months base pay; and, in the case of a change in control of the Corporation, separation pay in an amount equal to one month's base pay for each year of service with the Corporation, plus three months' base pay, but not less than twelve months' base pay nor more than twenty-four months' base pay. The plan requires that employees sign releases as a condition of receiving separation pay. Executive officers are not entitled to separation pay under the plan to the extent they receive severance payments under the change in control agreements discussed above.

RETIREMENT PROGRAM

  In January 1987, the Board of Directors authorized a new retirement income plan (the "New Retirement Income Plan") applicable to most of its employees to replace the Corporation's former retirement income plans under which such employees ceased to accrue benefits on January 31, 1987. Under the New Retirement Income Plan, a covered employee acquires a right upon retirement to a yearly amount equal to 2% of the employee's earnings during each year from February 1, 1987 forward (rather than on final compensation or average final compensation) without offset for social security benefits. Benefits under the New Retirement Income Plan become vested after five years of service, giving effect to service under the prior retirement income plans. Benefits may be paid in equal monthly installments, starting on the date of retirement and continuing until death, or any employee may select any one of a number of optional forms of payment having equal actuarial value as provided in the plan. The benefits payable under the New Retirement Income Plan are subject to maximum limitations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. If benefits at the time of retirement exceed the then permissible limits of

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
such statutes, the excess would be paid by the Corporation from an Excess
Benefits Plan which the Corporation maintains to provide employees (other than participants in the "SERP" described below) benefits that would otherwise be payable but for the limitations imposed by ERISA and the Code.

  In addition, an unfunded Supplemental Executive Retirement Plan (the "SERP") effective March 1, 1990 provides additional benefits to the Corporation's highest ranking officer (Mr. Blackburn), the other named executives and to certain other officers and executive employees designated by said highest ranking officer. Under the SERP, a participant acquires the right upon retirement to a lump sum amount which is the actuarial equivalent of a straight life or, if married, a 50% joint and survivor annuity payable monthly in an amount equal to (A) the sum of (1) 1.6% of the participant's average monthly compensation in 1986 times his years of service through January 31, 1987, plus
(2) 2% of the participant's average monthly compensation after January 31, 1987 times his years of service after January 31, 1987 plus an additional five years less (B) the amount of the benefits calculated for such participant under the Corporation's other retirement plans. The maximum benefit payable is 60% of the participant's high three-year average pay. The amounts calculated under the SERP are not subject to any reduction for Social Security and are not determined primarily by final compensation or average final compensation and years of service. If a participant dies while still employed by the Corporation and is survived by an eligible spouse, his surviving spouse will receive a lump-sum payment equal to the present value of one-half of the benefit which would have been payable to the participant at his normal retirement age under the SERP assuming he had terminated employment with the Corporation at the time of his death with a vested interest under the SERP and that he survived to his normal retirement age. In the case of retirement after age 55 but before age 60, the supplemental retirement benefits generally will be reduced by 5% for each year that the employee's actual retirement date precedes age 60. The benefits provided under the plan will vest upon completion of five years of service or attainment of age 55.

  The estimated annual benefits payable upon retirement at normal retirement age (or January 1, 1994 in those cases where the participant's age on that date was greater than normal retirement age) under the Corporation's retirement plans as supplemented by the SERP based on service and compensation through December 31, 1993 for the executive officers named in the compensation table are as follows: Mr. Blackburn--$165,930, Mr. Forrest--$51,671, Mr. Crowell-- $88,519, Mr. Rietman--$145,433 and Mr. Schuepbach--$57,879.

  Whether any amounts actually become payable in whole or in part depends on the contingencies and conditions governing the applicable retirement plan.

BENEFICIAL OWNERSHIP OF SECURITIES

  The following table sets forth the beneficial ownership (as defined in the rules of the Securities and Exchange Commission) as of February 1, 1994 of the Corporation's equity securities and of depositary units ("Depositary Units") representing limited partnership interests in Diamond Shamrock Offshore Partners Limited Partnership, a limited partnership of which the Corporation is a general partner and with respect to which 86.98% of the Depositary Units are owned by the Corporation, of the directors and nominees, the named executive officers and all directors and nominees and executive officers as a group. At such date, all directors and nominees and executive officers as a group beneficially owned less than 1% of each of the $4.00 Preferred Stock and the Depositary Units outstanding, and no director, nominee or named executive officer individually owned as much as 1% of the Common Stock. At such date, the directors and executive officers as a group owned about 1.1% of the Common Stock. None of the directors or nominees or named executive officers beneficially owned any $4.00 Preferred Stock and none of the directors or nominees or executive officers beneficially owned any $9.75 Preferred Stock or the Corporation's $2.50 Cumulative Preferred Stock.

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                               Amount and
                                                               Nature of
                                                               Securities
                                                              Beneficially
Name of Beneficial Owner                Title of Security       Owned(1)
- ------------------------              ---------------------   ------------
J. David Barnes                       Common Stock                22,500
                                      Depositary Units                32
Darrell L. Black                      Common Stock               121,000
                                      Depositary Units                 0
C. L. Blackburn                       Common Stock               373,857(2)
                                      Depositary Units                 0
B. Clark Burchfiel                    Common Stock                10,000
                                      Depositary Units                 0
S. G. Crowell                         Common Stock               129,847(2)
                                      Depositary Units                 0
Bruce B. Dice                         Common Stock                10,500
                                      Depositary Units                 0
Michael C. Forrest                    Common Stock                54,031(3)
                                      Depositary Units                 0
Charles W. Hall                       Common Stock                11,000
                                      Depositary Units                 0
Raymond A. Hay                        Common Stock                10,319
                                      Depositary Units                 0
George L. Jackson                     Common Stock                10,000
                                      Depositary Units                 0
John T. Kimbell                       Common Stock                11,023
                                      Depositary Units                21
Richard W. Murphy                     Common Stock                11,000
                                      Depositary Units                 0
Jose Maria Perez Arteta               Common Stock                     0
                                      Depositary Units                 0
N. D. Rietman                         Common Stock               141,893(2)
                                      Depositary Units                 0
M. A. Schuepbach                      Common Stock                99,021(2)
                                      Depositary Units                 0
R. A. Walker                          Common Stock                     0(4)
                                      Depositary Units                 0
W. Thomas York                        Common Stock                20,200
                                      Depositary Units            10,008
                                                               ---------
Directors and executive officers as
 a group                              Common Stock             1,485,622(2)(5)
                                                               ---------
                                      $4.00 Preferred Stock          483
                                                               ---------
                                      Depositary Units            10,061
                                                               ---------

- --------
(1) These amounts include shares of Common Stock covered by options exercisable within 60 days, as follows: Mr. Barnes, 20,000; Mr. Black, 90,000; Mr. Blackburn, 271,933; Dr. Burchfiel, 10,000; Mr. Crowell, 85,214; Mr. Dice, 10,000; Mr. Forrest, 50,000; Mr. Hall, 10,000; Mr. Hay, 10,000; Mr.
    Jackson, 10,000; Mr. Kimbell, 10,000; Mr. Murphy, 10,000; Mr. Rietman, 103,843; Mr. Schuepbach, 58,400; Mr. York, 20,000; and all directors and executive officers as a group, 1,023,362.

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(2) These amounts include shares of "restricted stock," or Common Stock subject to restriction for a period of years, as to which the holders have sole voting power, but no investment power, during the restricted period, as follows: Mr. Blackburn, 28,524; Mr. Crowell, 9,390; Mr. Rietman, 7,512; Mr. Schuepbach, 9,390 and all directors and executive officers as a group, 105,346.
(3) Includes 2,839 shares of Common Stock held pursuant to the Savings Plan for the account of Mr. Forrest as to which his rights are not fully vested.
(4) Does not include shares owned by Prudential, as to which Mr. Walker disclaims beneficial ownership.
(5) Includes 5,952 shares of Common Stock held pursuant to the Savings Plan as to which the ownership is not fully vested.

  To the knowledge of the Corporation, as of February 2, 1994, no person beneficially owned more than 5% of any class of the Corporation's voting securities except as set forth below.

                                                          Amount and
                                                          Nature of
Name and Address                                            Shares      Percent
 of Beneficial                              Title of     Beneficially     of
     Owner                                    Class         Owned        Class
- ----------------                         --------------- ------------   -------
  The Prudential Insurance               Common Stock     11,972,000(1)   8.19%
   Company of America
   Prudential Plaza
   Newark, New Jersey 07102-3777
  The Prudential Insurance               $9.75 Preferred   1,875,000    100.00%
   Company of America                      Stock
   Prudential Plaza
   Newark, New Jersey 07102-3777
  Brinson Holdings, Inc.                 Common Stock     10,903,500(2)   8.12%
   209 South LaSalle
   Chicago, Illinois 60604-1295
  Kidder, Peabody Group Inc.             Common Stock      8,000,000(3)   5.62%
   10 Hanover Square
   New York, New York 10005
  State Treasurer                        Common Stock      8,801,575(4)   6.50%
   State of Michigan
   Director of Investments
   P. O. Box 15128
   Lansing, Michigan 48901

- --------
(1) The Prudential Insurance Company of America ("Prudential") reported on Amendment No. 5 to Schedule 13G dated January 31, 1994, in connection with beneficial ownership at December 31, 1993, that it had sole dispositive and voting power with respect to 54,300 shares of the Common Stock indicated above as beneficially owned by it, shared voting power with respect to 26,900 of such shares and shared dispositive power with respect to 52,700 of such shares. Prudential indicated that it held 107,000 shares of such Common Stock for the benefit of its clients by separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. It also indicated that the remainder of shares reported by it resulted from the assumed conversion of 1,750,000 shares of $9.75 Preferred Stock. On February 1, 1994, the Corporation redeemed 625,000 shares of $9.75 Preferred Stock, 437,500 of which were convertible, reducing the number of convertible shares to 1,312,500. The information in this Proxy Statement regarding such shares is included in reliance on such Amendment No. 5, except that an adjustment has been made as a result of such redemption and the percent of class and the number of shares of Common Stock into which the $9.75 Preferred Stock may be converted are based upon the Corporation's calculations.

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(2) Brinson Holdings, Inc. ("Brinson"), together with its wholly owned subsidiaries Brinson Partners, Inc. ("BPI") and Brinson Trust Company ("BTC"), reported on Schedule 13G dated February 11, 1994, in connection with beneficial ownership at December 31, 1993, that BPI had sole voting and dispositive power with respect to 8,281,400 shares shown above as beneficially owned by Brinson and that BTC had sole voting and dispositive power with respect to the remaining 2,622,100 of such shares. The information in this Proxy Statement regarding such shares assumes that Brinson's ownership had not changed as of February 2, 1994 and is included in reliance on such Schedule, except that the percent of class is based upon the Corporation's calculations made in reliance upon the information regarding such shares contained in such Schedule.

(3) Kidder, Peabody Group Inc. ("Kidder") reported on Schedule 13D dated October 10, 1992 that it owns 8,000,000 warrants, each representing the right to purchase from the Corporation at any time prior to 5:00 p.m. on October 10, 1997 one share of Common Stock at a price of $13.00 per share. The 8,000,000 shares of Common Stock reported as owned by Kidder result from the assumed exercise of all 8,000,000 of such warrants. According to said Schedule 13D, General Electric Company is the indirect parent of Kidder. The information in this Proxy Statement regarding such shares assumes that Kidder's ownership thereof had not changed as of February 2, 1994 and is included in reliance on such Schedule, except that the percent of class is based upon the Corporation's calculations made in reliance upon the information regarding such shares contained in such Schedule.

(4) Ownership as of February 2, 1994, according to oral advice given by an employee of the State of Michigan to a representative of the Corporation in February 1994. The State Treasurer is the investment fiduciary for certain retirement systems sponsored by the State of Michigan.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

  The Compensation Committee of the Board of Directors (the "Committee") is composed of five directors who are not current or former officers or employees of the Corporation. The Committee is responsible for reviewing and approving the compensation paid to executive officers of the Corporation, including salaries, bonuses, stock options and other incentive awards. Following review and approval by the Committee, material actions pertaining to executive compensation are reported to the full Board of Directors.

Compensation Policy for Executive Officers

  The Committee's policy regarding executive pay is generally the same as the Corporation's policy with respect to all other management level employees. That policy has the following objectives:

  . To enhance the Corporation's competitiveness by attracting and retaining quality talent

  . To link employees' long-term earnings to the long-term success of the Corporation

  . To reward individual performance as well as team accomplishments

  . To target each component of total compensation at the 50th percentile range for similar jobs, as determined by reference to a survey or surveys of selected oil and gas companies(1)
- --------
(1) The Committee reviewed survey information for 19 U.S. based independent oil and gas companies to determine the 50th percentile of total compensation for comparable executive positions, including all of the U.S. based companies included in the performance graph. These 19 companies were selected because they participated in compensation surveys performed by an independent consultant and reviewed by the Committee (the "Compensation Survey"). The performance of these companies was not considered in determining our executives' compensation. The non-U.S. based companies included in the performance graph were not included because they did not participate in the Compensation Survey and the Committee believes there are significant differences between compensation practices of U.S. based and non-U.S. based oil and gas companies.

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  During 1993, the Committee retained an independent outside consultant to review the Corporation's executive compensation policies and practices. The purpose of the review was to obtain an independent assessment of the reasonableness and competitiveness of the Corporation's compensation program and to ensure that the program is adequately designed to attract, motivate and retain talented executives, and also to have linkage between executive compensation and Common Stock value. The independent consultant concluded that
(i) the Corporation's executive compensation policy is consistent with the objectives identified above, (ii) the methodology used to gather competitive information for the Committee deliberations is sound, and (iii) the findings supported by this information are appropriate. The consultant agreed that the changes implemented in the long-term compensation for executives (discussed under Components of Compensation) implemented by the Committee are consistent with the goal of linking compensation more closely with the long term success of the Corporation as measured by shareholder return.

  The Corporation does not believe it will pay any employee remuneration in 1994 that will cause it to exceed the $1 million deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Components of Compensation

  Base Salary--The Committee annually reviews the Chief Executive Officer's and the other executive officers' salaries. In determining an appropriate salary adjustment, consideration is given to level of responsibility, experience of the individual, the degree to which planned objectives were achieved and competitiveness of the executive's compensation. As stated above, the Corporation targets total compensation at the 50th percentile range for similar jobs at other U.S. based independent oil and gas companies. Based on the Compensation Survey, the average of the Corporation's executive officers' base salaries is at the 43rd percentile, or on average seven percentage points below the targeted levels.

  Mr. Blackburn (the "CEO") has been the Chairman, President and Chief Executive Officer of the Corporation since 1987. In April 1993, his base salary was increased 6.1%. The Committee approved the increase after considering the Compensation Survey information for similar positions and the Corporation's achievements during 1992 and the preceding four years with respect to (i) replacing reserves, (ii) finding and development costs, (iii) reducing net debt, (iv) net cash from operations, (v) discretionary cash flow, (vi) earnings before interest, taxes and depreciation and (vii) production volume. With this increase, the CEO's base salary is at the 46th percentile for similar positions in the Compensation Survey, or four percentage points below the targeted level.

  Annual Incentives--The CEO and other executive officers are considered for annual bonus incentive awards to reward individual performance against established objectives. The total award pool for all eligible employees is first calculated as the sum of a percentage of base salary for each eligible position. The target percentage for each position is established by reviewing the Compensation Survey information. The percentage of base salary targeted for annual bonus increases with the level of responsibility. This award pool can be adjusted 50% up or down based on actual performance of the Corporation as measured against the targets for cash flow and return on capital employed as established in the annual plan of the Corporation. Further adjustments may be made for unusual events or events outside the control of the Corporation's management, such as variances due to the price of oil and gas. Individual amounts are awarded to the CEO and each executive officer on a discretionary basis after reviewing the officer's performance against various factors, including established objectives that vary by executive, internal equity with any other officers with similar responsibilities and the established target award for the position being considered. The bonus pool for executive officers for 1993 was below the $1,375,000 targeted amount with $633,000 being awarded to 15 individuals within this group. The reasons the executive officers were awarded less than the targeted amount were that the Corporation did not meet its 1993 objectives with respect to cash flow and return on capital employed. Based on the Corporation's performance with respect to these objectives, the 1993 bonus pool for

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
the 15 executive officers should have been 89% of the targeted amount (or $1,223,750); however, the Committee made the subjective determination to reduce the award amount further due to the performance of the Common Stock in 1993 and general conditions in the oil and gas industry.

  The CEO was granted a bonus of $100,000 in December 1993 (or approximately 20% of his base salary). The Committee awarded this amount based upon its evaluation of Mr. Blackburn's performance in helping the Corporation meet certain objectives established for 1993. The performance objectives which were achieved were (i) meeting reserve addition goals, (ii) revising the long-term compensation program, (iii) bringing production in Bolivia on-stream and (iv) positioning the Corporation to be prepared to meet its mandatory redemption obligation with respect to a portion of the $9.75 Preferred Stock in February 1994.

  Long-Term Incentives--The Corporation's shareholders have approved the Corporation's virtually identical 1986 and 1992 Long-Term Incentive Plans (the "Plans"). The Plans permit granting officers and other key employees of the Corporation stock options, stock appreciation rights ("SARs"), performance units and awards of Common Stock (including restricted stock) or other securities of the Corporation on terms and conditions determined by the Committee. The Committee believes that these equity based awards are an integral part of the Corporation's overall compensation program for the CEO and other executive officers. Through these grants, the actual amount of such officers' long-term compensation is dependent on future increases in shareholder value.

  During 1993, in keeping with established practice, the Corporation granted to two individuals who first became executive officers during the year SARs equal in number to the number of shares covered by stock options then held by them to run in tandem with their stock options. Otherwise, no stock options or SARs were granted and no awards of restricted stock were made to the CEO or other executive officers in 1993.

  In 1993, the Corporation implemented a performance unit long-term incentive program to replace the restricted stock program that had previously been utilized for the CEO and other executive officers. For this group of employees the Committee presently intends to consider granting performance units every other year and awarding stock options in the years during which performance units are not awarded.

  A performance unit may entitle the grantee to the value of a share of the Corporation's Common Stock contingent upon the performance of the Corporation compared to a selected group of peer companies. The performance comparison is based on total shareholder return over a three-year period. Total shareholder return is calculated based on the difference between an average price of a share of Common Stock during the three calendar months immediately preceding the grant date and an average price for a share of Common Stock during the three calendar months immediately preceding the vesting date, and is adjusted for dividends. The total shareholder returns for the Corporation and the selected group of peer companies is then ranked to determine the quartile performance of the Common Stock. If the Corporation's shareholder return is in the lowest or fourth quartile (0-25%) of peer performance, the performance unit expires with no value. If the Corporation's shareholder return ranks in the third quartile (26%-50%) of peer performance, a performance unit vests with a value equal the value of one-half ( 1/2) share of Common Stock as of the vesting date. If the Corporation's shareholder return ranks in the second quartile (51%-75%) of peer performance, a performance unit vests with a value equal to the value of one (1) share of Common Stock as of the vesting date. If the Corporation's shareholder return ranks in the highest or first quartile (76%--100%) of peer performance, a performance unit vests with a value equal to the value of one and one-half (1 1/2) shares of Common Stock as of the vesting date.

  The calculated value of performance units will be paid to the grantee 70% in Common Stock and 30% in cash. With respect to the 1993 grant of performance units, May 1, 1993 is the grant date and May 1, 1996 is the vesting date.

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  The number of performance units granted to the CEO and other executive officers is determined by reviewing the Compensation Survey information to determine the median value of stock or stock-based compensation granted to individuals in similar positions at the companies responding to the Compensation Survey. The value of the performance units granted is targeted to approximate the survey median value assuming the Corporation's performance ranks in the second quartile as compared to the Performance Unit Peers. The value of a performance unit at the time of grant is established by multiplying
(i) the price of the Common Stock as of the grant date times (ii) the probability of the Common Stock performance ranking in each of the four quartiles of shareholder performance times (iii) a calculated probability that the grantee will remain employed by the Corporation through the three-year measurement period. Using the described criteria, the CEO was granted 83,750 performance units in 1993.

  The Committee believes the use of performance units aligns the compensation of the executive officers with the interest of the shareholders while providing incentives for these officers to outperform the Corporation's competitors.

Members of the Compensation Committee

    J. David Barnes, Chairman

    B. Clark Burchfiel

    Charles W. Hall

    George L. Jackson

    Richard W. Murphy

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PERFORMANCE GRAPH

  The following graph shows a comparison of five-year cumulative returns (assuming reinvestment of any dividends), among the Corporation, the Standard & Poor's 500 Stock Index and a peer group selected by the Corporation.

 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE CORPORATION, S&P 500
                          INDEX & A PEER GROUP INDEX.




 Year-End
   Data          1988           1989           1990           1991           1992           1993
 --------        ----           ----           ----           ----           ----           ----
Maxus            $100           $154           $119           $ 96           $ 93           $ 79
S&P 500           100            132            128            166            179            197
Peer Group        100            145            122            112            116            143

  Assumes $100 invested on December 30, 1988 in the Corporation, the S & P 500 Stock Index and the peer group. Investments in the peer group have been weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated.

  The peer group is composed of twelve peer companies (named below) whose primary business, like that of the Corporation, is exploring for and producing oil and gas. The companies were selected to represent a composite similar to the Corporation in size and mix of domestic and international business. The group consists of large independent exploration and production companies whose market equity exceeded five hundred million dollars in 1989 or in the year in which data for the company became available. The primary business of seven companies is domestic while five companies are primarily international. The performance index is based upon data beginning with 1989 except for four of the companies. Each of these four companies is included in the index for the year in which complete data for the year are available. The year is shown in parenthesis after the names of the four companies. The twelve companies are:
Anadarko Petroleum Corporation, Bow Valley Industries Ltd., Burlington Resources Inc., Canadian Occidental Petroleum Ltd.,

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Enron Oil & Gas Company (1990), Enterprise Oil plc (1990), Lasmo plc (1992), Louisiana Land & Exploration Company, Noble Affiliates Inc., Oryx Energy
Company, Santa Fe Energy Resources, Inc. (1990), and Union Texas Petroleum Holdings, Inc.

  In the index used for the immediately preceding fiscal year, the peer group included the same 12 companies plus Mitchell Energy and Development Corp. ("Mitchell"). Mitchell was eliminated from the peer group because a significant portion of its assets are not oil and gas assets; however, if a line representing the same group of companies plus Mitchell were superimposed on the above graph, it would be indistinguishable from the line on the above graph representing the 12 companies now included in the group. The plot points for the line representing a group including Mitchell would be as follows for the year-ends indicated: 1989--$147; 1990--$123; 1991--$113; 1992--$117; 1993 --
$144.

ITEM 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board, upon the recommendation of its Audit Review Committee, has appointed Price Waterhouse as independent accountants to examine the consolidated financial statements of the Corporation for 1994. Stockholders are being asked to ratify this appointment. Price Waterhouse has served the Corporation or its affiliated or predecessor entities in this capacity since 1932. The Corporation has been informed that neither Price Waterhouse nor any of its partners has any direct financial interest or any material indirect financial interest in the Corporation or has had any connection during the past three years with the Corporation in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

  Representatives of Price Waterhouse are expected to be present at the Annual Meeting, with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR SUCH RATIFICATION. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

ITEM 3--PROPOSAL REQUESTING THAT THE CORPORATION PREPARE A REPORT REGARDING THE CERES PRINCIPLES

  The Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America, 815 Second Avenue, New York, New York 10017-4594, the beneficial owner of 141,100 shares of Common Stock, has given notice that it intends to present a proposal at the Annual Meeting. The proposal is as follows:

    "WHEREAS, we believe:

    The responsible implementation of sound environmental policy increases long-term shareholder value by increasing efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

    Adherence to public standards for environmental performance gives a company greater public credibility than is achieved by following standards created by industry alone. In order to maximize public credibility and usefulness, such standards also need to reflect what investors and other stock holders want to know about the environmental records of their companies;

    Standardized environmental reports will provide shareholders with useful information which allows comparisons of performance against uniform standards and comparisons of progress over time. Companies can also attract new capital from investors seeking investments that are environmentally responsible, responsive progressive, and which minimize the risk of environmental liability.

    "and WHEREAS:

    The Coalition of Environmentally Responsible Economies (CERES), which comprises large institutional investors with $150 billion in stockholdings (including shareholders in this Company), public interest representatives, and environmental experts--consulted with dozens of corporations and produced comprehensive public standards for both environmental performance and reporting.

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
    Over 50 companies have endorsed the CERES Principles--including the Sun Company, a Fortune-500 company--to demonstrate their commitment to public environmental accountability.

    In endorsing the CERES Principles, a company commits to work toward:

       1. Protection of the biosphere          6. Safe products and services
       2. Sustainable use of natural           7. Environmental restoration
      resources                                8. Informing the public
       3. Waste reduction & disposal           9. Management commitment
       4. Energy conservation                 10. Audits and reports
       5. Risk reduction

    The full text of the CERES Principles and the accompanying CERES Report Form are available from CERES, Atlantic Avenue, Boston, MA 02110, tel:
    617/451-0927.

    Concerned investors are asking the Company to be publicly accountable for its environmental impact, including collaboration with this corporate, environmental, investor, and community coalition to develop
    (a) standards for environmental performance and disclosure; (b) appropriate goals relative to these standards; (c) evaluation methods and tools for measurement of progress toward these goals; and (d) a formate for public reporting of this progress.

    We believe this request is consistent with regulation adopted by the European Community for companies' voluntary participation in verified and publicly-reported eco-management and auditing.

    "RESOLVED, Shareholders request the company to prepare a report at reasonable cost and omitting proprietary information, describing company programs, progress and future plans relative to these Principles, and using the standard CERES Report Form as a guide."

  The statement submitted by the proponent in support of the proposal is as follows:

    "We believe that investors and customers are expecting comprehensive and impartial environmental reports by business, as a sign of corporate commitment to environmental excellence. Without this public scrutiny, corporate environmental policies and reports lack the critical component of adherence to standards set not only by management but also by other stake holders. Shareholders are invited to support this resolution, to encourage our Company to demonstrate environmental leadership and account for its environmental impact."

MANAGEMENT'S STATEMENT

  THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

  The Corporation has not adopted the CERES Principles. It has accepted the Environmental Mission and Guiding Principles of the American Petroleum Institute (the "API Principles"). The API Principles consist of eleven principles that address the issues of developing and using natural resources in an environmentally sound manner, protecting the health and safety of both the Corporation's employees and the public, and economically developing energy resources. Management believes the API Principles have greater relevance to the oil and gas business than the CERES Principles.

  Management also believes that the report contemplated by this proposal would be of limited usefulness. It is uncertain how the Corporation can meaningfully report on its programs, progress and future plans with respect to a set of principles it has not adopted. Consequently, management believes the preparation of the requested report would not constitute an effective or efficient use of its assets.

                             * * * * * * * * * * *

PROXY STATEMENT
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

SUBMISSION OF PROPOSALS BY STOCKHOLDERS

  In order to be eligible for inclusion in the Corporation's proxy statement for the 1995 Annual Meeting of Stockholders, any proposal of a stockholder must be received by the Corporation at its principal executive offices in Dallas, Texas by November 22, 1994.

PROXY SOLICITATION

  In addition to soliciting proxies by mail, directors, executive officers and employees of the Corporation, without receiving additional compensation, may solicit proxies by telephone, by letter, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock and $4.00 Preferred Stock, and the Corporation will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials. The Corporation has retained Morrow & Co., Inc. to aid in the solicitation of proxies. The fee of such firm is estimated to be $8,000, plus reimbursement for out-of-pocket costs and expenses.


OTHER BUSINESS

  The Board does not know of any business to be presented for consideration at the Annual Meeting other than as stated in the Notice. It is intended, however, that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting.

BY ORDER OF THE BOARD OF DIRECTORS

H. R. Smith
Secretary

Dallas, Texas
March 22, 1994

  A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993, EXCLUDING CERTAIN OF THE EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO MAXUS ENERGY CORPORATION, P. DALLAS, INVESTOR RELATIONS, 717 NORTH HARWOOD STREET, DALLAS, TEXAS 75201.

P R O X Y

                            MAXUS ENERGY CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles L. Blackburn and Michael C. Forrest, and either of them, each with full power of substitution and resubstitution, as proxies to represent and to vote all shares which the undersigned may be enti-tled to vote as of the record date at the Annual Meeting of Stockholders to be held May 11, 1994, and any adjournment thereof. The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Annual Meeting and described in the Proxy Statement. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" ITEMS 1 AND 2 AND "AGAINST" ITEM 3.

Election of Directors, Nominees:
George L. Jackson, John T. Kimbell,
Richard W. Murphy and Jose Maria Perez
Arteta
                              (change of address)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


                                  SEE REVERSE
                                      SIDE


PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
 X
SHARES IN YOUR NAME                                        REINVESTMENT SHARES

1. Election of Directors (see reverse).
      FOR          WITHHELD
2. Ratification of appointment of Price Waterhouse as independent accountants.
      FOR      AGAINST     ABSTAIN
3. Stockholder proposal requesting that the Corporation prepare a report regarding the CERES Principles.
      FOR      AGAINST     ABSTAIN

For, except vote withheld from the following nominee(s):
- --------------------------------------------------------------------------------
 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 AND AGAINST ITEM 3.

SIGNATURE(S) ________________________ DATE ____________________________________

SIGNATURE(S) ________________________ DATE ____________________________________
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH
      SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF THE SIGNOR IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER.

                                   Appendix

                           Omitted Graphic Material

Material                     Description
Omitted                      and Location
- --------                     ------------

13 images                    pictures of directors and nominees for director
                             whose biographies are included on pages
                             2 through 6.

performance chart            comparison of five year cumulative total return
                             among the Corporation, S&P 500 Index and a peer group index-page 19 (separately submitted in paper form under cover of Form SE pursuant to Rule 304 of Regulation S-T).